EXHIBIT 3.2

                       BY-LAWS FOR GOLDENACCESS.COM, INC.



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                                     BYLAWS
                                       OF
                             GOLDENACCESS.COM, INC.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held during the month of December of each year or at such other time designated by the Board of Directors of the Corporation; but in no event later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.
     Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by any officer of the Corporation, the Chairman of the Board of Directors or the Board of Directors, or when requested in writing by the holders of not less than ten (10%) percent of all the shares entitled to vote at the meeting. A meeting so requested shall be called for a date not less than ten
(10) nor more than sixty (60) days after the request is made unless the party requesting the meeting designates a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.
     Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors, within and without the State of Florida.

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     Section 4. Notice.  Written notice  stating the place,  day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, telegraph, teletype or other form of electronic communication, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     Section 5. Waiver of Notice. Whenever any notice is required to be given to any shareholder of the Corporation, under the provisions of these Bylaws, a Waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written Waiver of Notice unless so required by the Articles of Incorporation or the Bylaws.
     Section 6.  Record Date.
                 (a) The Board of Directors may fix in advance a date as the record date for any determination of shareholders; in no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

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                 (b) If the stock  transfer  books are not  closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the close of business on the day before the first notice is mailed to the shareholders shall be the record date for such determination of shareholders.
                 (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     Section 7. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.
     Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders (except directors shall be elected by a plurality) unless otherwise provided by law, or these Bylaws.

     Section 9. Voting of Shares. Each outstanding share regardless of class shall be entitled to one vote on each matter, as to which it is entitled to vote, submitted to a vote at a meeting of shareholders. Shares of stock of this corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, shall not be voted, directly

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or indirectly,  at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 10. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date thereof unless otherwise provided in the proxy.
     Section 11. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law. Notice of such action shall be given to those shareholders who have not consented in writing or who were not entitled to vote on the action so taken, within 10 days after the authorization by written consent.
                                   ARTICLE II
                                    DIRECTORS
     Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
     Section 2. Qualification. Directors need not be residents of Florida or shareholders of the Corporation.
     Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

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     Section 4.  Presumption  of Assent.  A director of the  Corporation  who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto.
     Section 5. Number of Directors. The Corporation shall have a Board of Directors consisting of such number of directors (but no less than one director) as shall be determined and fixed by the shareholders at their annual meeting or at any special meeting of the shareholders called for that purpose. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders entitled to vote shall determine the number of directors.
     Section 6. Election and Term. The persons named in the Articles of Incorporation as the members of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified or until their earlier resignation, removal from office, or death. If initial directors are not named in the Articles of Incorporation, the incorporators, at the call of a majority of them, shall (i) elect directors and complete the organization of the corporation; or (ii) elect a board of directors who shall complete the organization of the corporation. Each director thereafter elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.
     Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancies created by reason of an increase in the number of directors, may be filled by the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

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     Section  8.  Removal of  Directors.  At a meeting  of  shareholders  called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.
     Section 9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors except as is provided by law.
     Section 11. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place as may be designated by the President either within or without the State of Florida.
     Section 12. Time, Notice and Call of Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders; special meetings shall be held at such times as the Board of Directors may determine. Written notice of the time and place of meetings of the Board of Directors, other than the annual meeting, shall be given to each director by either personal delivery, telegraph, teletype or other form of electronic communication, at least three (3) days before the meeting or by notice mailed to the director at least ten (10) days before the meeting.

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                 Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
                 Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
                 A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.
                 Meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation or by any two directors. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Section 13. Action Without A Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken and signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

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                                   ARTICLE III
                                    OFFICERS
     Section 1. Officers. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers, and/or agents, as may be deemed necessary, may be elected or appointed by the Board of Directors from time to time, and the duties required by each such office or position shall be decided and delineated by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors shall have authority to fix the compensation of officers.
     Section 2. Duties. The officers of this Corporation shall have the following duties:
                 The President shall be the chief executive officer of the Corporation; shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.
                 The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors; send all notices of all meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.
                 The Treasurer shall have custody of all corporate funds and financial records; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

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     Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy in any office created thereby or otherwise arising may be filled by the Board of Directors.
                                   ARTICLE IV
                               STOCK CERTIFICATES
     Section 1. Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.
     Section 2. Form. Certificates representing shares in the Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.
     Section 3. Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.
     Section 4. Lost, Stolen, or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.
                                    ARTICLE V
                                BOOKS AND RECORDS
     Section 1. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees.

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                 The  Corporation  shall  keep,  at  its  registered  office  or principal place of business, a record of its shareholders giving the names and addresses of all shareholders and the number of the shares held by each.
                 Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
     Section 2. Shareholder's Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor, upon written notice of his demand stating the purpose thereof at least 5 business days before the date on which the shareholder wishes to inspect and copy, shall have the right to examine, in person or by agent or attorney, records of accounts, minutes and records of shareholders and to make extracts therefrom.
     Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.
                 Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement.
                 The balance sheets and profit and loss statements shall be filed in the principal place of business of the Corporation in Florida; shall be kept for at least three (3) years, and shall be subject to inspection during business hours by any shareholders or holder of voting trust certificates, in person or by agent.

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                                   ARTICLE VI
                                    DIVIDENDS
     The Board of Directors of the corporation may, from time to time, declare, and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the limitations and restrictions imposed by the provisions of the Florida Statutes.
                                   ARTICLE VII
                                 CORPORATE SEAL
     The Board of Directors shall provide a corporate seal which shall be in circular form and include the name of the Corporation and the year and state of incorporation.
                                  ARTICLE VIII
                                   FISCAL YEAR
     The fiscal year of the Corporation shall be determined by the Board of Directors.
                                   ARTICLE IX
                                   AMENDMENTS
     These Bylaws may be altered, amended, repealed, or added to by vote of the Board of Directors of this Corporation at any regular meeting of the Board, or at a special meeting of directors called for that purpose. These Bylaws, and any amendments thereto, and any new Bylaws added by the Board of Directors, may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders.

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                                    ARTICLE X
                                 INDEMNIFICATION
     Section 1. Actions in General. The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation. The indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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     Section 2.  Action By or In Right of  Corporation.  The  Corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit
plan  of  the  Corporation.   The  indemnification  shall  be  against  expenses
(including attorneys' fees) reasonably incurred by him in connection with the defense and settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless (and only to the extent that) the court in which the action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

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     Section   3.   Determination   that    Indemnification   is   Proper.   Any
indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent, trustee, administrator or other fiduciary is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 or 2. The determination shall be made (1) by the Board of Directors by a unanimous vote of all of the directors then in office who were not parties to the action, suit or proceeding, or, (2) if the disinterested directors so direct, the determination of the propriety of any indemnification under this Article shall be made, in a written opinion, by independent legal counsel, (i.e., a lawyer who is not a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or is not or was not serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, and who is not a partner or professional associate of any director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or
other   enterprise),   or  (3)  by  the  unanimous  vote  of  all  disinterested
shareholders.
     Section 4. Indemnification Against Expenses Incurred in Successful Defense. Unless otherwise expressly provided by the Articles of Incorporation of the Corporation, to the extent that a director, officer, employee, agent, trustee, administrator or other fiduciary of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue, or matter therein mentioned, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; no determination pursuant to Section 1 shall be required in such instance.
     Section 5. Payment of Expenses in Advance of Final Disposition of Action. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition thereof if authorized in the specific case by a preliminary determination, following the procedures set forth in Section 3, that there is a reasonable basis for a belief that the director, officer, employee, agent, trustee, administrator or other fiduciary met the applicable standard of conduct set forth in Sections 1 or 2, but only upon receipt of an undertaking by or on behalf of the director, officer, employee, agent, trustee, administrator or other fiduciary reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

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     Section 6. Non-Exclusive  Right to Indemnity Inures to Benefit of Heirs and
Personal Representatives. The foregoing rights of indemnification shall be in addition to all rights to which any such director, officer, employee, agent, trustee, administrator or other fiduciary may be entitled as a matter of law, and shall continue as to a person who has ceased to be such a director, officer, employee, agent, trustee, administrator or other fiduciary and inure to the benefit of the heirs and personal representatives of such person.
     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against the liability under the provisions of this Article or of the laws of this State.
     Section 8. Gender. Whenever used in this Article X, the masculine gender shall include the feminine and neuter genders.
                                   ARTICLE XI
                             SPECIAL CORPORATE ACTS
     Section 1. Execution of Written Instruments. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, leases, deeds, mortgages,
assignments,   satisfactions   and  other  evidence  of   indebtedness   of  the
corporation, and other corporate instruments or documents, shall be executed, signed or endorsed by the President or any Vice President or chief executive officer and sealed with the corporate seal of the corporation.

                                   ARTICLE XII
                         LONG TERM EMPLOYMENT CONTRACTS
     The Board of Directors may authorize the corporation to enter into employment contracts with any executive officer for periods longer than one year and any charter or bylaw provision for annual election shall be without prejudice to contract rights, if any, of the executive officer under such contracts.

                   CONSENT OF SHAREHOLDERS IN LIEW OF MEETING
                             GOLDENACCESS.COM, INC.
                                 August 26, 1999


     The undersigned, being all the shareholders of GOLDENACCESS.COM, INC. a Florida corporation ("the Corporation"), hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith:

     RESOLVED that the plan and agreement of merger between the Corporation and CathTech Group, Inc. as approved by the Board of Directors of the Corporation, is hereby advised, authorized and approved as to form and substance.

     Effective as of August 26, 1999.

                                                      -------------------------
                                                       Cliffor Pierce
122

                    CONSENT OF SHAREHOLDERS IN LIEW OF MEETING
                             GOLDENACCESS.COM, INC.
                                 August 26, 1999


     The undersigned, being all the shareholders of GOLDENACCESS.COM, INC. a Florida corporation ("the Corporation"), hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith:

     RSOLVED that the plan and agreement of merger between the Corporation and CathTech Group, Inc. a Florida corporation, attached as an exhibit to this resolution, is hereby approved as to form and substance.

     RESOLVED that the terms and conditions of the plan and agreement of merger, as attached hereto, are advised, authorized and approved. The president and/or the vice president of the Corporation are hereby authorized and directed to submit the plan and agreement to merger to the shareholders of the Corporation entitled to vote theron, such vote to be taken at a special meeting or by unanimous written consent as the president and/or vice president may direct.

     RESOLVED that the president and/or vice of the Corporation are hereby authorized and directed to execute the plan and agreement of merger, articles of merger, and any related documents and to take all such actions as reuired to complete the transaction contemplated by the plan and agreement of merger.

Effective as of August 26, 1999

                                        --------------------------------
123                                        Clifford Pierce

                            JOINT WRITTEN CONSENT OF
                       SOLE SHAREHOLDER AND SOLE DIRECTOR
                            OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING

      The  undersigned,   being  the  sole  shareholder  and  sole  director  of
GOLDENACCESS.COM, INC., a Florida corporation (the "Corporation"), hereby consents, in lieu of a special meeting and pursuant to Sections 607.0704 and
607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this Consent in the minute book of the Corporation:

      WHEREAS, the Corporation desires to purchase from Clifford Y. Pierce ("Pierce"), and Pierce desires to sell to the Corporation, pursuant to an Agreement For Sale And Purchase of Assets in the form attached hereto as EXHIBIT A (the "Agreement"), certain assets owned by Pierce, in exchange for 2,166,700 shares of common stock of the Corporation.

            NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute and deliver to Pierce the Agreement, and to take such other action and execute, file and deliver such other documents as, in their judgment, are necessary or appropriate in order to carry out the above-referenced transaction.

Dated as of July          , 1999



                                                Clifford Y. Pierce

                                                Being the sole  shareholder  and
                                                sole director of the Corporation

[bks] W:\52206\MINUTE23.BKS

                              CLOSING AUTHORIZATION


      Having completed all the necessary documents to effect the Closing of the transaction, we hereby authorize Ross, Forster, Scillia & Brooks, Inc. to effect the closing, and hereby instruct Casoria & Goff, P.A. as Escrow Agents, to consummate the closing with GoldenAccess.com, Inc. ("GAC"), as of today, August 26, 1999. Cardiac Control Systems, Inc. ("CCS") will provide Casoria & Goff, P.A. with separate instructions as to the wiring of funds to CCS as those funds become available and cleared in their escrow account.

      Escrow agent shall continue to hold the GAC stock certificate as collateral.


      IN WITNESS WHEREOF, the parties have approved and executed this agreement as of the effective date stated above.

GOLDENACCESS.COM, INC.              CARDIAC CONTROL SYSTEMS, INC.



------------------------------            ------------------------------
Clifford Pierce, President                      Alan J. Rabin, President

                          CERTIFICATE OF AUTHORIZATION
                                OF STOCK ISSUANCE


      The undersigned, being the President and Secretary of GOLDENACCESS.COM, INC., a Florida Corporation ("the Corporation"), hereby certifies that 50 shares of Common stock issued in the name of Cardiac Control Systems, Inc. are validly authorized and issued shares of the Corporation.


      Effective as of August 24, 1999



      -----------------------------
      Clifford Pierce

                              CLOSING AUTHORIZATION

     Having completed all the necessary documents to effect the Closing of the transaction, we hereby authorize Ross, Forster, Scillia & Brooks, Inc. to effect the closing, and hereby instruct Casoria & Goff, P.A. as Excrow Agents, to consummate the closing with GoldenAccess,cim, In.c ("GAC") as of today, August 26, 1999. Cardiac Control Systems, Inc. ("CCS") will provide Casoria & Goff, P.A. with separate instructions as to the wiring of funds to CCS as those funds become available and clcared in their escrow account.

     Escrow  agent  shall  continue  to  hold  the  GAC  stock   certificate  as
collateral.

     IN WITNESS WHEREOF, tje parties have approved and executed this agreement as of the effective date stated above.

GOLDENACCESS.COM, INC.                            CARDIAC CONTROL SYSTEMS,INC.



-------------------------------                   ----------------------------
Clifford Pierce, President                        Alan J. Rabin, President

                     CONSENT OF DIRECTORS IN LIEU OF MEETING
                             GOLDENACCESS.COM, INC.
                                 August 18, 1999


      The undersigned, being all the directors of GOLDENACCESS.COM, INC., a Florida Corporation ("the Corporation"), hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith.

      RESOLVED that the plan and agreement of merger between the Corporation and CathTech Group, Inc., a Florida corporation, attached as an exhibit to this resolution, is hereby approved as to form and substance.

      RESOLVED that the terms and conditions of the plan and agreement of merger, as attached hereto, are hereby advised, authorized and approved. The president and/or the vice president of the Corporation are hereby authorized and directed to submit the plan and agreement to merger to the shareholders of the Corporation entitled to vote thereon, such vote to be taken at a special meeting or by unanimous written consent as the president and/or vice president may direct.

      RESOLVED that the president and/or vice president of the Corporation are hereby authorized and directed to execute the plan and agreement of merger, articles of merger, and any related documents and to take all such actions as required to complete the transaction contemplated by the plan and agreement of merger.

Effective as of August 18, 1999


                                    -----------------------------
                                 Clifford Pierce

                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING
                             GOLDENACCESS.COM, INC.
                                 August 18, 1999

      The undersigned, being all the shareholders of GOLDENACCESS.COM, INC., a Florida corporation ("the Corporation"), hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith:

      RESOLVED that the plan and agreement of merger between the Corporation and CathTech Group, Inc., as approved by the Board of Directors of the Corporation, is hereby advised, authorized and approved as to form and substance.

      Effective as of August 18, 1999

                                    -----------------------------
                                 Clifford Pierce

                                WRITTERN CONSENT
                                OF SOLE DIRECTOR
                            OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING



 The undersigned, being the sole director of GOLDENACCESS.COM, INC., a Florida corporation ( the `Corporation' ), hereby consents, in lieu of a special meeting and pursuant to section 607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this consent in the minute book of the Corporation:

      WHEREAS,   Clifford  Pierce  ("Pierce"),   the  sole  stockholder  of  the
 Corporation, has made loans to the Corporation aggregating the principal amount of $54,592.00 (collectively, the "Loans").

      WHEREAS, Pierce desires to contribute the Loans to the corporation as a capital contribution.

      NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby accepts the contribution of the Loans and directs the Corporation's accountant to record said transaction as a contribution to the capital of the Corporation.

 Dated as of the             day of     July                       ,1999








                                          Clifford Y. Pierce, as sole director
                                          of the Corporation

                      WRITTEN CONSENT AND RECORD OF ACTION
                                    TAKEN BY
                       SOLE DIRECTOR AND SOLE SHAREHOLDER
                                       OF
                             GOLDENACCESS.COM, INC.


     The undersigned, being the sole director and all of the shareholder of Goldenacess.com, Inc. (the "Corporation") hereby set forth their written consent and record of action which they hereby take this 21st day of June 1999, in accordance with the Florida Business Corporation Act.

     RESOLVED: that the Corporation's Articles of Incorporation be amended to increase the number of authorized shares of capital stock of the Corporation from 100,000 shares of no par value common capital stock to 100,000,000 shares without par value; and it is further

     RESOLVED: that the officer of the Corporation is hereby authorized to file the appropriate amendment of the Articles of Incorporation of the Corporation with the Secretary of State of Florida.


                                --------------------------------------------
                         Clifford Pierce, sole director


                                --------------------------------------------
                          Clifford Pierce, 4000 shares


[fkl] W:\TMPRE\9-046.FKL{10/22/99-3:46}

                      WRITTEN CONSENT AND RECORD OF ACTION
                                    TAKEN BY
                                  SOLE DIRECTOR
                                       OF
                             GOLDENACCESS.COM, INC.

     The undersigned, being the sole director of Goldenaccess.com, Inc. (the "Corporation") hereby sets forth his written consent and record of action taken this 8th day of November 1998 in accordance with the provisions of the Florida Business Corporation Act.

     RESOLVED: that the Corporation register the fictitious name " Golden Air Club"; and it is further

     RESOLVED: that the officer of the Corporation is hereby authorized to make appropriate filings in connection therewith with the office of the Secretary of State of Florida.



                                --------------------------------------
                         Clifford Pierce, sole director

[fkl] W:\TMPRE\9-473.FKL{10/22/99-3:46}

                          NOMINEE AND AGENCY AGREEMENT
                                      DATED
                               AS OF JULY 1, 1997

GOLDENACCESS.COM,  INC.,  a Florida  corporation  with an  address  at 1440 John
F.   Kennedy   Causeway,   Suite  301,   North  Bay   Village,   Florida   33141
("Nominee/Agent")

JOSMARU, LTD., INC., a Florida corporation with an address at 1440 John F. Kennedy Causeway, Suite 301, North Bay Village, Florida 33141 ("Principal")

                               W I T N E S S E T H

WHEREAS Principal wishes to sell its goods and services in a broad market, some of which is not available to it; and

WHEREAS such market is available to Nominee/Agent; and

WHEREAS  Principal and Nominee/Agent are affiliates; and

WHEREAS Nominee/Agent is willing to act as the Nominee of Principal in making certain sales of goods and services which sales would otherwise not be available to the Principal, in Nominee/Agent's sole name but for the sole benefit of the Principal

NOW, THEREFORE,  in consideration of the mutual covenants herein contained,  and
for  other  good  and  valuable   consideration,   receipt   whereof  is  hereby
acknowledged, the parties hereto agree as follows:

     1. Nominee/Agent agrees to make such sales as Principal may direct, in Nominee/Agent's sole name (the "Sales").

     2. Principal will supply all of the goods and services for the Sales at its sole expense.

     3. Nominee/Agent will promptly remit to Participant all collections on billings for the Sales which are received by it.

     4. Nominee/Agent will record the receipt of proceeds of the Sales transactions in an "Exchange Account" which will result in no income or expense to it.

     5. Principal will report the Sales on its federal corporate income tax return ( and such state or other local government tax returns as may be applicable) as if made by it in its own name, and will hold harmless the Nominee/Agent from any claim for any such tax.

     6. Nominee/Agent shall not be required to advance any funds for Principal, nor to take any legal steps to collect the proceeds of the Sales unless directed to do so by Principal, with Principal bearing the entire expense thereof.

     7. Principal and Agent do not assume any further responsibility or liability to each other in connection with the Sales, other than as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             Goldenaccess.Com, Inc.


                          By:_________________________
                           Clifford Pierce, President

                               JosMaru, Ltd., Inc.


                          By:__________________________
                           Clifford Pierce, President
[fkl] W:\TMPRE\9-128.FKL{10/22/99-3:46}

                      WRITTEN CONSENT AND RECORD OF ACTION
                                    TAKEN BY
                                  SOLE DIRECTOR
                                       OF
                             GOLDENACCESS.COM, INC.

     The undersigned, sole director of Goldenaccess.com, Inc. (the "Corporation") hereby sets forth his written consent and record of action which he takes as of the 1st day of July, 1997, in accordance with the provisions of the Florida Business Corporation Act.

     RESOLVED that it is in the best interests of the Corporation to enter into a Nominee and Agency Agreement with its affiliate corporation, Jos Maru, Ltd., Inc., in the form attached hereto, in order to assist its affiliate in increasing its sales capabilities; and it is further

     RESOLVED that the officer of the Corporation is authorized to execute such agreement on behalf of the Corporation.


                                               ------------------------------
                                               Clifford Pierce, sole director


[fkl] W:\TMPRE\9-836.FKL{10/22/99-3:46}

                      WRITTEN CONSENT AND RECORD OF ACTION
                                    TAKEN BY
                                SOLE INCORPORATOR
                                       OF
                             GOLDENACCESS.COM, INC.

     The undersigned, being the sole incorporator of Goldenaccess.com, Inc. (the "Corporation"), does hereby set forth his written consent and record of action which he hereby takes this 14th day of June, 1997, in accordance with the provisions of the Florida Business Corporation Act.
     The following person is hereby elected director of the Corporation to serve until his successors shall have been elected and qualified:
           Clifford Pierce
                                               ------------------------------
                                               Clifford Pierce,
                                               Sole Incorporator

[fkl] W:\TMPRE\9-030.FKL{10/22/99-3:46}

                      WRITTEN CONSENT AND RECORD OF ACTION
                        TAKEN BY SOLE INITIAL DIRECTOR OF
                             GOLDENACCESS.COM, INC.


     The undersigned sole initial director of GOLDENACCESS.COM, INC. (the "Corporation"), hereby sets forth his written consent to and record of action which he hereby takes this 14th day of June, 1997, in accordance with the provisions of the Florida Business Corporation Act.
1. The Articles of Incorporation of the Corporation were filed in the office of the Secretary of State of Florida on June 13, 1997, and the filing fee and taxes incident to the incorporation of the Corporation have been paid. A certified copy of the Articles of Incorporation shall be placed in the Minute Book of the Corporation.
2. A set of proposed Bylaws for the Corporation have been prepared by counsel. I have read and considered the proposed Bylaws, clause by clause. The proposed Bylaws are adopted as the Bylaws of the Corporation. The Bylaws shall be placed in the Minute Book of the Corporation. 3. The following persons are hereby nominated and elected officers of the Corporation to serve until their successor is elected and qualified.
----------------------------------------------------------------

CLIFFORD PIERCE                         -   President
----------------------------------------------------------------
----------------------------------------------------------------

CLIFFORD PIERCE                         -   Secretary/Treasurer


----------------------------------------------------------------
     4. A form of certificate for the Corporation's common stock, without par value(the "Common Stock"), is hereby adopted and approved. The form of certificate for the Common Stock of the Corporation shall be placed in the Minute Book of the Corporation.
     5. A form of seal of the Corporation is hereby adopted. An impression of the seal follows:

     6. The Treasurer is hereby authorized, empowered and directed to open an account or accounts for the Corporation with such banks as the Treasurer may determine, and deposit therein all funds of the Corporation. All drafts, checks and notes of the Corporation, payable on said account or accounts to be made in the corporate name, may be signed by the President or an authorized signatory of the Corporation. A copy of the printed form of each bank's resolution shall be placed in the Minute Book of the Corporation.
     7. I have been advised by counsel that the provisions of section 1244 of the Internal Revenue Code of 1954, as amended, (the "Code") permits ordinary loss treatment when either the holder of stock issued in accordance with section 1244 ("1244 Stock") sells or exchanges such stock at a loss or when such stock becomes worthless. The following preamble and plan have been submitted to the Corporation by counsel:
               WHEREAS, the tax laws of the United States have undergone substantial changes under the Tax Reform Act of 1976, the 1977 Technical Corrections Act and other acts passed by Congress, and

               WHEREAS, prior to the Revenue Act of 1978, section 1244 of the Code and the regulations issued thereunder required that common stock of a corporation be issued pursuant to a written plan adopted by the corporation after June 30, 1958, which plan was required to offer only such common stock during a period specified in the plan ending not later than two years after the plan was adopted, and

               WHEREAS, prior to the Revenue Act of 1978, section 1244 and the regulations issued thereunder further required that the plan specifically state, in terms of dollars, the maximum amount to be received by the corporation in consideration of the stock to be issued pursuant thereto and that such stock must be issued only for money or property (other than stock or securities), and

               WHEREAS,   this   corporation   qualifies   as  a  small
          business corporation as defined in section 1244, but

               WHEREAS, the directors are concerned that future legislation, case law, rulings, or other governmental action might modify section 1244 as presently enacted (subsequent to the Revenue Act of 1978) and thus desires to safeguard this corporation's 1244 election by complying with prior law as well as present law, and

               WHEREAS, pursuant to the requirements of section 1244 and the regulations issued thereunder, the following plan has been submitted to the corporation by the board of directors of the corporation:

1. The plan as hereafter set forth shall, upon its adoption by the directors of the corporation, immediately become effective.

2. No more than 10,000 shares of common stock are authorized to be issued under this plan, such stock to have a par value of $1 per share.

3. Stock authorized under this plan shall be issued only in exchange for money, or property susceptible to monetary valuation other than capital  stock,  securities  or services  rendered or to
          be  rendered.   The  aggregate  dollar  amount to be received
          for such stock shall not exceed $1,000,000, and the sum of such aggregate dollar amount and the equity capital of the corporation (determined on the date of adoption of the plan) shall not exceed $1,000,000.

4. Any stock options granted during the life of this plan which apply to the stock issuable hereunder shall apply solely to such stock and to no other and must be exercised within the period in which the plan is effective.

5. Such other action as may be necessary shall be taken by the corporation to qualify the stock to be offered and issued under this plan as "1244 Stock," as such term is defined in the Code and the regulations issued thereunder.

               NOW, THEREFORE, IT IS HEREBY RESOLVED: that the foregoing plan to issue section 1244 Stock is hereby adopted by the corporation and each appropriate officer of the corporation is hereby individually authorized and directed to take all actions deemed by him necessary to carry out the intent and purpose of the recited plan.

8. The officers of the Corporation be and they hereby are directed to apply for and obtain any and all permits and licenses that the Corporation may need in the operation of its business, and in connection therewith to pay all fees and costs therefor.

9. The Corporation has received a subscription from the following named Persons to purchase shares of Common Stock in exchange for the price per share, payable as set forth below, under the Plan To Issue Section 1244 Stock previously adopted by the Corporation:

       -------------------------- ------------ --------------------------

       Name of Subscriber           Shares          Price Per Share
       -------------------------- ------------ --------------------------
       -------------------------- ------------ --------------------------

       Clifford Pierce and Sue       4000                $1.50
       Owen Pierce, joint
       tenants with right of
       survivorship
       -------------------------- ------------ --------------------------
     10. The subscription of Clifford Pierce and Sue Owen Pierce is hereby accepted by the Corpation. The officers of the Corporation are hereby authorized and directed to issue 4,000 shares of Common Stock to them in accordance with their subscription.
     11 Upon payment to the Corporation by Clifford Pierce and Sue Owen Pierce of the amount of their subscription for shares of the Corporation's Common Stock, such shares shall be fully paid and non-assessable.
     12 I have been advised by counsel of the availability of electing the provisions of section 248 of the Code, which permits the treatment of certain organizational expenditures as deferred expenses over a five (5) year period or greater length of time. The following preamble has been submitted to the Corporation by counsel:
               WHEREAS, section 248 of the Code and the regulations issued thereunder require a corporation to affirmatively elect to treat certain organizational expenses as deferred expenses over a period of not less than 60 months, and

               WHEREAS, said minimum 60 month period described herein must begin with the month in which the corporation commences its business as is further defined in Section 248 of the Code and the regulations issued thereunder, and

               WHEREAS,   the   directors  of  this   corporation   are
          desirous of utilizing the election herein described,

               NOW THEREFORE IT IS HEREBY RESOLVED: that the corporation hereby elects to amortize its organizational expenditures over a period of 60 months commencing with the month of March, 1995 and the President and each other officer of this corporation is hereby individually authorized and directed to prepare an appropriate statement electing such treatment and to attach said statement to the corporation's return for the 1995 taxable year.

               It WAS FURTHER RESOLVED, that the Board of Directors be and it hereby is authorized, in its discretion, to issue the capital stock of this corporation to the full amount or number of shares authorized by the Certificate of Incorporation in such amounts and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law, provided, however, that par value stock shall not be issued for less than par.




                                    CLIFFORD PIERCE, Sole Initial Director

                                  June 14, 1997


Board of Directors of
Goldenaccess.com, Inc.

The undersigned does hereby subscribe for 4,000 shares of the common capital stock (no Par value) of the Corporation in exchange for $6,000.00 in cash and the intangible personal property more particularly described on Exhibit A attatched hereto.



                                    -------------------------------------
                             Clifford Y. Pierce for
                                    Clifford Y.  Pierce and Sue Owen Pierce as
joint                                                 tenants with rights of
survivorship

Subscription accepted

Goldenaccess.com, Inc.



By:_______________________
      Clifford Y.  Pierce, Pres.

[fkl] W:\TMPRE\9-461.FKL{10/22/99-3:46}

                                 WRITTEN CONSENT
                                OF SOLE DIRECTOR
                            OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING

      The undersigned, being the sole director of GOLDENACCESS.COM, INC., a Florida corporation (the "Corporation"), hereby consents, in lieu of a special meeting and pursuant to Section 607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this Consent in the minute book of the Corporation:

      WHEREAS, Clifford Y. Pierce is the sole director of the Corporation;

      WHEREAS, the Board desires to approve an amendment of the By-Laws to allow for the indemnification of Officers and Directors within the scope of the Florida General Corporation Law as well as approve a classified Board of Directors.

      WHEREAS, the Corporation desires to provide a Classified Board of Directors, meaning that only approximately one-third of the Corporation's Directors will be subject to re-election at each annual stockholder meeting. These provisions could discourage takeover attempts and could materially adversely affect the price of the Corporation's stock.

      RESOLVED, by the Board of Directors of the Corporation that:

AMENDMENT TO THE BY-LAWS

1. Article II, Section 2, modified that at each annual meeting, the shareholders shall elect those Directors whose terms are expiring;

2. Article II, Section 3, modified that the term of office of each Director shall be
             At least, 1 Director elected for 1-year term; At least, 2 Directors elected for 2-year terms; At least, 2 Directors elected for 3-year terms.

      WHEREAS,  after  the  effective  date  of the  Corporation's  registration statement, the Board of Directors will have the authority to issue up to 1,000,000 shares of preferred stock. Moreover, without any further vote or action on the part of the stockholders, the Board of Directors will have the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock.

      RESOLVED, that the Board of Directors be and it hereby is authorized, in its discretion, to determine the price, rights, preferences, privileges and restrictions of the future issuance of preferred stock.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

      WHEREAS, the Corporation desires to indemnify, to the fullest extent under Florida law, the Directors and Officers against certain liabilities incurred with respect to their service in such capabilities. The following preamble and plan has been submitted:

a. Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify its Directors and Officers and to purchase insurance with respect to liability arising out of their capacity or status as Directors and Officers provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty to loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 607.0850 of the Florida Business Corporation Act, or (iv) for any transaction from which the Director derived an improper personal benefit.

b. The Florida Business Corporation Act provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the Directors and Officers may be entitled under the Corporation's By-Laws, any agreement, vote of shareholders or otherwise.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

d. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of the Company's counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

               NOW, THEREFORE, IT IS HEREBY RESOLVED: that the foregoing plan to indemnify the Officers and Directors is hereby adopted by the Corporation and each appropriate Officer and Director are hereby authorized and directed to take all actions deemed by him necessary to carry out the intent and purpose of the recited plan.

      Dated as of:




                                                Clifford  Y.  Pierce,
                                             as  sole director of the
                                                 Corporation




144
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                      WRITTEN CONSENT AND RECORD OF ACTION
                         TAKEN BY SOLE INITIAL DIRECTOR
                            OF GOLDENACCESS.COM, INC.
                           IN LIEU OF SPECIAL MEETING

      The undersigned, being the sole director of GOLDENACCESS.COM, INC., a Florida corporation (the "Corporation"), hereby consents, in lieu of a special meeting and pursuant to Section 607.0821 of the Florida Business Corporation Act, to the adoption of the following resolutions, and directs the Secretary of the Corporation to file this Consent in the minute book of the Corporation:

      WHEREAS, Clifford Y. Pierce is the sole director of the Corporation;

      WHEREAS, the Corporation seeks the election and approval of its Board of Directors;

      RESOLVED, the number of Directors constituting the Board of Directors is five (5), and the name of each person who is to serve as a member thereof is as follows:

                  Directors elected for 1-year term:        David Heath
                                                Seymour Kantor

                  Directors elected for 2-year term:        Nigel Gray
                                                Paul Callihoo

                  Director   elected for 3-year term:       Clifford Y. Pierce



Dated as of:




                                          Clifford  Y.  Pierce,
                                          as  sole director of the Corporation
145
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